Exhibit 4.1

[CERTIFICATE BORDER]

A LIMITED PARTNERSHIP

FORMED UNDER THE LAWS
OF THE STATE OF DELAWARE

BUCKEYE PARTNERS, L.P.

CERTIFICATE EVIDENCING LP UNITS REPRESENTING

LIMITED PARTNERSHIP INTERESTS
CUSIP 118230 10 1
SEE REVERSE FOR CERTAIN DEFINITIONS

This Certifies that

[SPECIMEN]

is the registered holder of	LP UNITS

representing limited partnership interests in BUCKEYE PARTNERS, L.P., a limited partnership formed under the laws of the State of Delaware (the “Partnership”), transferable on the books of the Partnership, in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed and accepted. This Certificate and the LP Units evidenced hereby are issued and shall in all respects be subject to all of the provisions of the Amended and Restated Agreement of Limited Partnership of the Partnership, as amended or restated from time to time, to all of which the holder, by acceptance hereof, assents, and to the additional terms and provisions on the reverse side hereof. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

Witness the facsimile signatures of the duly authorized officers of the General Partner of the Partnership.

BUCKEYE PIPE LINE COMPANY LLC
AS GENERAL PARTNER

/s/ William H. Shea, Jr.
CHAIRMAN OF THE BOARD

/s/ Stephen C. Muther
SECRETARY
DATED:

COUNTERSIGNED AND REGISTERED
BY: EquiServe Trust Company N.A.
TRANSFER AGENT
AND REGISTRAR
AUTHORIZED OFFICER

BUCKEYE PARTNERS, L.P.

KEY TO ABBREVIATIONS

     The following abbreviations shall be construed as though the words set forth below opposite each abbreviation were written in full where such abbreviation appears:

TEN COM	— as tenants in common	UNIF GIFT MIN ACT —	___________ Guardian ___________
TEN ENT	— as tenants by the entireties		(Cust) (Minor)
JT TEN	— as joint tenants with rights of survivorship and not as tenants in common		under Uniform Gifts to Minors Act (State)

Additional abbreviations may also be used through not in the above list.

     Buckeye Partners, L.P., a limited partnership formed under the laws of the State of Delaware (the “Partnership”), will furnish to the holder and each assignee of this Certificate and the LP Units evidenced hereby, without charge, on written request to the Partnership at its principal place of business, 5002 Buckeye Road, P.O. Box 386, Emmaus, Pennsylvania 18049, a copy of the Amended and Restated Agreement of Limited Partnership of the Partnership, as amended or restated from time to time.

     FOR VALUE RECEIVED, ____________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER

      IDENTIFYING NUMBER OF ASSIGNEE
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
LP Units representing limited partnership interests evidenced by this Certificate, subject to the Amended and Restated Agreement of Limited Partnership of the Partnership, as amended or restated from time to time, and do hereby irrevocably constitute and appoint
________________________________________________________________________________
to transfer the said LP Units on the books of the Partnership with full power of substitution in the premises.

Dated: SIGNATURE(S) MUST BE GUARANTEED BY A MEMBER FIRM OF THE NATIONAL ASSOCIATION OF SECURITIES DEALERS, INC. OR BY A COMMERCIAL BANK OR TRUST COMPANY SIGNATURE(S) GUARANTEED	NOTICE: The Signature(s) to this Assignment must correspond with the name(s) as written upon the face of this Certificate in every particular, without alteration or enlargement or any change whatever.

                                            (Signature)

(Signature)

ACCEPTANCE OF LP UNITS REPRESENTING LIMITED PARTNERSHIP INTERESTS IN BUCKEYE PARTNERS, L.P.

     No assignment of the LP Units representing limited partnership interest evidenced by this Certificate will be registered on the books of the Partnership until an Acceptance of the LP Units has been executed by the assignee, either (1) in the form set forth below or (2) on a separate Acceptance in substantially the form set forth below.

     The undersigned (the “Assignee”) hereby (a) agrees to become a limited partner of Buckeye Partners, L.P., a Delaware limited partnership (the “Partnership”), and a party to, and hereby executes, the Amended and Restated Agreement of Limited Partnership of the Partnership, as amended or restated from time to time, (b) agrees to comply with and be bound by all the provisions of such Agreement and (c) grants the Power of Attorney set forth in Article II of such Agreement.

Date:

Signature of Assignee

      You have acquired an interest in Buckeye Partners, L.P., Emmaus, Pennsylvania 18049, whose taxpayer identification number is 23-2432497. The Internal Revenue Service has issued Buckeye Partners, L.P. the following tax shelter registration number: 86280000273.

      YOU MUST REPORT THIS REGISTRATION NUMBER TO THE INTERNAL REVENUE SERVICE IF YOU CLAIM ANY DEDUCTION, LOSS, CREDIT, OR OTHER TAX BENEFIT OR REPORT ANY INCOME BY REASON OF YOUR INVESTMENT IN BUCKEYE PARTNERS, L.P.

      You must report the registration number (as well as the name and taxpayer identification number of Buckeye Partners, L.P.) on Internal Revenue Service Form 8271. FORM 8271 MUST BE ATTACHED TO THE RETURN ON WHICH YOU CLAIM THE DEDUCTION, LOSS, CREDIT, OR OTHER TAX BENEFIT OR REPORT ANY INCOME.

      ISSUANCE OF A REGISTRATION NUMBER DOES NOT INDICATE THAT THIS INVESTMENT OR THE CLAIMED TAX BENEFITS HAVE BEEN REVIEWED, EXAMINED, OR APPROVED BY THE INTERNAL REVENUE SERVICE.